EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-46936 and 333-79643 on Forms S-8 of our reports dated March 14, 2005 relating to the financial statements of Nautilus, Inc. (formerly The Nautilus Group, Inc.) and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Nautilus, Inc. for the year ended December 31, 2004.

DELOITTE & TOUCHE LLP

Portland, Oregon

March 14, 2005